Exhibit 99.1

The shares of the Issuer’s common stock reported as beneficially owned are held of record by Apollo Centre Street Partnership, L.P. (“Centre Street LP”). The dispositions reported in this Form 4 were made by Apollo Credit Opportunity Trading Fund III (“Opportunity III”) (2,297,345 shares), Apollo Special Opportunities Managed Account, L.P. (“SOMA Fund”) (1,262,956 shares), and Apollo Zeus Strategic Investments, L.P. (“Zeus LP”) (420,976 shares).

Apollo Centre Street Management, LLC (“Centre Street Management”) serves as the investment manager for Centre Street LP. Apollo Credit Opportunity Fund III LP (“Opportunity III LP”) and Apollo Credit Opportunity Fund (Offshore) III LP (“Offshore Opportunity III LP”) serve as the general partners of Opportunity III. Apollo Credit Opportunity Management III LLC (“Opportunity Management III”) serves as the investment manager for each of Opportunity III LP and Offshore Opportunity III LP.

Apollo SOMA Advisors, L.P. (“SOMA Advisors”) serves as the general partner of SOMA Fund, and Apollo SOMA Capital Management, LLC (“SOMA Capital Management”) serves as the general partner of SOMA Advisors.  APH Holdings (DC), L.P. (“APH”) serves as the sole member and manager of SOMA Capital Management, and Apollo Principal Holdings IV GP, Ltd. (“Principal IV GP”) serves as the general partner of APH.  Apollo SVF Management, L.P. (“SVF Management”) serves as the investment manager of SOMA Fund, and Apollo SVF Management GP, LLC (“SVF Management GP”) serves as the general partner of SVF Management.  Apollo Zeus Strategic Management, LLC (“Zeus Management”) serves as the investment manager for Zeus LP.

Apollo Capital Management, L.P. (“Capital Management”) is the sole member and manager of Centre Street Management, Opportunity Management III, SVF Management GP and Zeus Management.  Apollo Capital Management GP, LLC (“Capital Management GP”) is the general partner of Capital Management.  Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Capital Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal IV GP, and the managers, as well as executive officers, of Management Holdings GP.

Each of the Funds disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by the other Funds, and each of Centre Street Management, Opportunity III LP, Offshore Opportunity III LP, Opportunity Management III, SOMA Advisors, SOMA Capital Management, APH, Principal IV GP, SVF Management, SVF Management GP, Zeus Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by the Funds, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Centre Street LP, Centre Street Management, Opportunity III, Opportunity III LP, Offshore Opportunity III LP, SOMA Fund, SOMA Advisors, SOMA Capital Management, APH and Principal IV GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of Zeus LP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town KY1- 9008, Cayman Islands.  The address of each of Opportunity Management III, SVF Management, SVF Management GP, Zeus Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.